Exhibit 32
TEKNIK DIGITAL ARTS, INC.
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-QSB of Teknik Digital Arts, Inc. (the “Company”) for the quarter ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, John R. Ward, President and Chief Executive Officer of the Company, and Keith B. Dimond, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ John R. Ward

John R. Ward
President and Chief Executive Officer February 14, 2006

By:	/s/ Keith B. Dimond

Keith B. Dimond
Chief Financial Officer
February 14, 2006